Exhibit 99.1

TEPPCO Partners, L.P.
2929 Allen Parkway
Houston, TX 77019

February 13, 2006

Enterprise Products Operating L.P.

2727 North Loop West

Houston, Texas 77008

Re:                               Expansion of the Jonah Gas Gathering System

Gentlemen:

The purpose of this letter of intent (this “Letter”) is to set forth certain nonbinding understandings and certain binding agreements between TEPPCO Partners, L.P., a Delaware limited partnership (“TEPPCO”) and Enterprise Products Operating L.P., a Delaware limited partnership and an affiliate of TEPPCO, pursuant to which TEPPCO and Enterprise agree to use their reasonable best efforts to negotiate the terms and conditions of the financing of the construction of an expansion of the Jonah Gas Gathering System as more fully described below.

1.                                       The Jonah Expansion. Jonah Gas Gathering Company, a Wyoming general partnership and an indirect wholly-owned subsidiary of TEPPCO (“Jonah”) owns and operates a gas gathering system known as the “Jonah Gas Gathering System.”  The Jonah Expansion shall consist of the installation of approximately 90,000 HP of gas turbine compression at a new compression station, related new piping and certain related facilities. The construction of the Jonah Expansion shall be completed through a joint venture (the “Joint Venture”) under the following terms and conditions:

(a)                                  The Joint Venture Agreement. TEPPCO and Enterprise shall use their reasonable best efforts to enter into a joint venture agreement relating to (i) the construction and financing of the Jonah Expansion and (ii) the relative rights and responsibilities, ownership interests, and costs and revenue-sharing interests of TEPPCO and Enterprise in the Joint Venture. Such joint venture agreement may be consummated through (A) an appropriate amendment to Jonah’s existing partnership agreement or (B) the formation of a new limited partnership, limited liability company, general partnership or other entity as TEPPCO and Enterprise may deem appropriate (“Newco”). The definitive joint venture agreement ultimately executed and delivered by TEPPCO and its affiliates and Enterprise and its affiliates pursuant to this Section 1(a), regardless of whether such joint venture agreement is consummated through an amendment to Jonah’s existing partnership agreement or through the formation of Newco, is referred to herein as the “Joint Venture Agreement”.

(b)                                 The Subscription. Until issuance of the Equity Interest (described below), Enterprise shall advance all amounts necessary from time to time for Jonah to plan, engineer, construct or complete the Jonah Expansion (which are anticipated to be approximately $200 million). Such contribution shall constitute only a subscription for an equity interest in the Joint Venture (the “Subscription”). Enterprise’s equity interest in the Joint Venture (the “Equity Interest”) will be issued to Enterprise on the date set forth in the Joint Venture Agreement. If the Joint Venture Agreement is not consummated before commencement of the arbitration contemplated by Section 1(e) and Section 10 of this Letter, the Equity Interest shall be issued pursuant to the arbitration procedures set forth in Section 1(e) and Section 10 of this Letter. Until the effectiveness of the Joint Venture Agreement, Enterprise will not (i) have any interest in the Joint Venture or Jonah, (ii) have any ownership interest in the Jonah Expansion or Jonah or, (iii) participate in any revenue generated from the operation of the Jonah Expansion or Jonah, (iv) be entitled to any distributions of any kind with respect to the Joint Venture or Jonah or (v) have any voting rights in the Joint Venture or Jonah, and then, only to the extent set forth in the Joint Venture Agreement. Except as provided in Section 1(c) or in the Joint Venture Agreement, the Subscription shall entitle Enterprise to receive only the Equity Interest, and unless otherwise provided in the Joint Venture Agreement or in Section 1(c), Enterprise shall not be entitled to a return of any portion of the Subscription under any circumstances.

(c)                                  TEPPCO Participation. On the date that Enterprise reasonably believes to be 30 calendar days before the date that the Jonah Expansion is expected to be put into service (the “Completion Date”), which is anticipated to be no later than November 1, 2006, Enterprise shall deliver to TEPPCO and Jonah a notice (the “Completion Notice”) of such anticipated Completion Date. At any time before the expiration of 15 days after TEPPCO’s receipt of the Completion Notice, TEPPCO shall have the option to return to Enterprise up to 100% of the amount of the Subscription actually paid by Enterprise through such date, and the relative interests of Enterprise and TEPPCO in the Joint Venture shall be adjusted accordingly. For purposes of this Section 1(c) and, if applicable, Section 14 only, the Subscription shall be deemed to include: (i) all funds actually paid or incurred by Enterprise as all or a portion of the Subscription including, without limitation, any costs or expenses paid or incurred (whether internally or to a third party) by Enterprise in planning, engineering, constructing or completing the Jonah Expansion, (ii) an amount equal to Enterprise’s cost of capital in making the Subscription, assuming that Enterprise funded the Subscription through borrowings under its senior credit facility, (iii) amounts that Enterprise is required to pay for orders for equipment, raw materials and similar materials to the extent that Enterprise either is unable to cancel those orders and thus would be required to make payments thereon or is able to cancel such orders only upon payment of a cancellation fee or penalty, and (iv) if TEPPCO returns 100% of the amounts, funds and costs described in clauses (i) through (iii), an additional amount equal to 1.5% of the aggregate amount of such funds or costs returned by TEPPCO to Enterprise. In addition, if TEPPCO returns 100% of the Subscription to

Enterprise pursuant to this Section 1(c), this Letter shall terminate without further action by, or liability of, TEPPCO or Enterprise.

(d)                                 Ownership and Revenue-Sharing. The relative ownership and revenue-sharing interests of TEPPCO and Enterprise in the Joint Venture shall be set forth in the Joint Venture Agreement.

(e)                                  Arbitration Upon Failure to Consummate the Joint Venture Agreement. If TEPPCO and Enterprise fail to consummate the Joint Venture Agreement before the date which is 10 days after the date of the Completion Notice, then (i) the relative rights and responsibilities, ownership interests, and costs and revenue-sharing interests of TEPPCO and Enterprise in the Joint Venture and (ii) the effective date of the Joint Venture shall be determined by non-appealable, binding arbitration under the procedures set forth in Section 10 below.

2.                                       Construction Responsibilities. Except and to the extent as may otherwise be provided herein or in the Joint Venture Agreement, Enterprise will be responsible for all activities relating to the construction of the Jonah Expansion. Until execution and delivery of the Joint Venture Agreement, Enterprise shall give to TEPPCO, on a timely basis, reasonable advance notice of all of its material activities relating to the construction of the Jonah Expansion. Enterprise shall not take any material action with respect to the construction of the Jonah Expansion to which TEPPCO may reasonably object.

3.                                       Indemnification.

(a)                                  Indemnification by Enterprise. Except as otherwise provided herein, if Enterprise fails to make any portion of the Subscription under the terms and conditions set forth herein, then Enterprise shall indemnify TEPPCO and its affiliates against any damages they may incur that arise out of Enterprise’s failure to make all or any part of the Subscription or any breach of any agreement relating to the Jonah Expansion to which TEPPCO, Jonah or any of their affiliates are a party, including, without limitation, (i) all of TEPPCO’s transaction costs in negotiating this Letter and the Joint Venture Agreement (whether or not consummated), including but not limited to reasonable fees and expenses of legal counsel, accountants, investment banking firms, firms engaged to deliver fairness opinions and similar outside advisors; (ii) all of TEPPCO’s reasonable legal and other costs incurred in enforcing this indemnification or any other binding provision of this Letter (including but not limited to TEPPCO’s right to specific performance as set forth in Section 9 of this Letter) or of the Joint Venture Agreement; and (iii) any other damages to the extent that such damages reasonably arise out of the failure of Enterprise to fully fund the Subscription, whether due to the failure of TEPPCO and Enterprise to consummate the Joint Venture Agreement or otherwise. Notwithstanding the foregoing, Enterprise shall not be required to indemnify TEPPCO for the failure to complete construction of any portion of the Jonah Expansion or fully fund the Subscription (i) if Enterprise has given TEPPCO the timely reasonable advance notice of such construction as required by Section 2 hereof and Enterprise has not completed such construction because TEPPCO has made an objection (whether such objection is reasonable or unreasonable) alleged by TEPPCO to be contemplated under Section 2 hereof or (ii) to the extent such failure results from, relates to, or is caused by, a breach by TEPPCO of its obligations under Section 4 of this Letter.

(b)                                 Indemnification by TEPPCO. Except as otherwise provided herein, TEPPCO shall indemnify Enterprise and its affiliates against any damages they may incur that arises out of, results from, relates to, or is caused by, a breach by TEPPCO of its obligations under this Letter or any breach of any agreement (other than any agreement relating to the Jonah Expansion) to which TEPPCO, Jonah or any of their affiliates (other than Enterprise) are a party including, without limitation, (i) any amounts described in clauses (i) and (iii) of Section 1(c) of this Letter, (ii) all of Enterprise’s transaction costs in negotiating this Letter and the Joint Venture Agreement (whether or not consummated), including but not limited to reasonable fees and expenses of legal counsel, accountants, investment banking firms and similar outside advisors; and (iii) all of Enterprise’s reasonable legal and other costs incurred in enforcing this indemnification or any other binding provision of this Letter (including, but not limited to, Enterprise’s right to specific performance as set forth in Section 9 of this Letter).

4.                                       Maintenance of Present Business. Other than as contemplated by this Letter, TEPPCO will cause Jonah (i) to perform, in all material respects, all of its obligations under any and all of its contracts and agreements with third parties (other than any contracts or agreements in respect of the Jonah Expansion), (ii) to operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it now enjoys, (iii) to the extent consistent with such performance and operation, to use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors and others having business dealings with it, and (iv) to maintain all of its property and assets in customary repair, order and condition, reasonable wear and use excepted.

5.                                       Certain TEPPCO Conditions. TEPPCO’s obligation to execute and deliver the Joint Venture Agreement will be subject to usual and customary conditions, including:

(a)                                  TEPPCO Approval. Approval of the transactions contemplated by the Joint Venture Agreement by the board of directors of the general partner of TEPPCO and of the audit and conflicts committee of the board of directors of TEPPCO’s general partner (the “TEPPCO Conflicts Committee”), which approvals shall not have been withdrawn before the closing of the transactions contemplated by the Joint Venture Agreement.

(b)                                 Enterprise Approval. Approval of the transactions contemplated by the Joint Venture Agreement by the Enterprise Conflicts Committee (as hereinafter defined), which approval shall not have been withdrawn before the closing of the transactions contemplated by the Joint Venture Agreement.

(c)                                  Fairness Opinion. The receipt by TEPPCO of an opinion, satisfactory in form and substance to the TEPPCO Conflicts Committee and counsel to TEPPCO, from a nationally recognized investment banking firm that issues fairness opinions in the ordinary course of its business, to the effect that the transactions contemplated by the Joint Venture Agreement are fair, from a financial point of view, to the limited partners of TEPPCO, which fairness opinion shall not have been withdrawn before the closing of the transactions contemplated by the Joint Venture Agreement.

(d)                                 Fiduciary Out. Neither the TEPPCO Conflicts Committee nor the board of directors of TEPPCO’s general partner shall have determined that their fiduciary obligations under TEPPCO’s partnership agreement or under any applicable law, rule or regulation, or under any judicial opinion, order, ruling or decree prohibits TEPPCO from consummating the transactions contemplated by this Letter or the Joint Venture Agreement.

(e)                                  Availability of Financing. Evidence reasonably satisfactory to the TEPPCO Conflicts Committee that Enterprise has the ability to fully fund the Subscription under the terms set forth in this Letter or in the Joint Venture Agreement.

(f)                                    Consents. TEPPCO and its affiliates shall have received any governmental and other consents necessary for the consummation of the transactions contemplated by the Joint Venture Agreement.

TEPPCO agrees to use its reasonable best efforts to satisfy the conditions precedent set forth in this Section 5.

6.                                       Certain Enterprise Conditions. Enterprise’s obligation to execute and deliver the Joint Venture Agreement will be subject to usual and customary conditions, including:

(a)                                  Enterprise Approval. Approval of the transactions contemplated by the Joint Venture Agreement by the board of directors of the general partner of Enterprise and of the Audit and Conflicts Committee of the board of directors of Enterprise’s general partner (the “Enterprise Conflicts Committee”), which approvals shall not have been withdrawn before the closing of the transactions contemplated by the Joint Venture Agreement.

(b)                                 TEPPCO Approval. Approval of the transactions contemplated by the Joint Venture Agreement by the TEPPCO Conflicts Committee, which approval shall not have been withdrawn before the closing of the transactions contemplated by the Joint Venture Agreement.

(c)                                  Consents. Enterprise and its affiliates shall have received any governmental and other consents necessary for the consummation of the transactions contemplated by the Joint Venture Agreement.

Enterprise agrees to use its reasonable best efforts to satisfy the conditions precedent set forth in this Section 6.

7.                                       Best Efforts. Each of TEPPCO and Enterprise agree to negotiate in good faith and use their reasonable best efforts to arrive at a mutually acceptable definitive Joint Venture Agreement for approval, execution and delivery at the earliest reasonable practicable dates.

8.                                       Costs. Except as provided in Section 1(c), 3 and, if applicable, 14, TEPPCO and its affiliates, and Enterprise and its affiliates, each will solely be responsible and bear all of their respective expenses, including, without limitation, expenses of legal counsel, accountants, investment banking firms and other advisers, incurred at any time in connection with the negotiation, execution and delivery of this Letter, the Joint Venture Agreement and the transactions contemplated hereby and thereby.

9.                                       Specific Performance. Each of TEPPCO and Enterprise acknowledges and agrees that the other party would be irreparably damaged if any of the binding provisions of this Letter are not performed in accordance with their specific terms and that any breach of any of the binding provisions of this Letter could not be adequately compensated in all cases by monetary damages. Accordingly, in addition to any other right or remedy to which TEPPCO or Enterprise may be entitled, at law or in equity, TEPPCO and Enterprise shall be entitled to enforce any binding provision of this Letter by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches of any of the binding provisions of this Letter, without posting any bond or other undertaking.

10.                                 Arbitration. If TEPPCO and Enterprise fail to consummate the Joint Venture Agreement before the close of business on the 15th day after TEPPCO’s receipt of the Completion Notice, then (i) the relative rights and responsibilities, ownership interests, and costs and revenue sharing interests of TEPPCO and Enterprise in the Joint Venture and (ii) the effective date of the Joint Venture shall be determined through a proceeding before the American Arbitration Association (“AAA”) by a single arbitrator in Houston, Texas in accordance with the commercial arbitration rules of the AAA. The parties shall mutually agree upon the arbitrator. If the parties cannot agree on the arbitrator within 15 days, the AAA shall make the necessary appointment. The arbitrator shall have the authority to allocate between the parties the cost of arbitration in such equitable manner as it may determine. A hearing on the matter shall commence within 10 days following selection of the arbitrator. Each of TEPPCO and Enterprise will submit to the arbitrator, and exchange with each other, a proposed form of definitive Joint Venture Agreement setting forth their last, best proposals. The arbitrator shall be limited to awarding only one or the other of the proposals in its entirety except that (i) the arbitrator shall be instructed that the Subscription entitles Enterprise to receive only the Equity Interest, and that Enterprise shall not be entitled to the return of any portion of the Subscription under any circumstances and (ii) no partition of the Jonah Gas Gathering System, as expanded through the Jonah Expansion, will be permitted. The decision of the arbitrator shall be rendered no later than 30 days after the conclusion of such hearing. The decision of the arbitrator shall be conclusive and binding upon the parties and judgment may be entered thereon and enforced by any court of competent jurisdiction. The indemnification provisions of Section 3 of this Letter shall remain in full force and effect regardless of the determination made by the arbitrator. Notwithstanding the foregoing, the arbitration procedures contemplated by this Section 10 shall be suspended during any period during which TEPPCO or Enterprise is exercising its right to specific performance as contemplated by this Section 10.

11.                                 Confidentiality. Enterprise and its affiliates (other than TEPPCO) agree to treat all information concerning the subject matter of this Letter furnished, or to be furnished, by or on behalf of TEPPCO, Jonah and their affiliates (“Information”) in accordance with this Section 11. The Information will be used solely for purposes of evaluating the transactions contemplated by this Letter and the Joint Venture Agreement and will be kept confidential by Enterprise and its affiliates and their respective officers, directors, employees, representatives, agents and advisers (collectively, the “Enterprise Representatives”); provided that, (a) any such Information may be disclosed to the Enterprise Representatives who need to know such information for the purpose of evaluating and assisting in the negotiation and consummation of the transactions contemplated by this Letter and the Joint Venture Agreement; (b) the disclosure of any such Information may be made to parties required or appropriate under any agreements relating to the Jonah Expansion or to which TEPPCO consents in writing; and (c)  such Information may be disclosed if required by law or under the rules of the New York Stock Exchange. If the Joint Venture Agreement is not consummated, Enterprise will, upon written request from TEPPCO, return to TEPPCO all material containing or reflecting the Information and will not retain any copies, extracts or other reproductions thereof. Provisions of this Section 11 shall survive the termination of this Letter.

12.                                 Choice of Law. This Letter shall be governed by and construed in accordance with the laws of the State of Texas.

13.                                 Scope of Obligations; Termination. TEPPCO and Enterprise understand that, except as otherwise specifically set forth herein, the provisions of this Letter merely establish a framework for future negotiations. Until a Joint Venture Agreement is executed, none of the proposed provisions of this Letter are binding on the parties, except for this Section and Sections 1(b), 1(c), 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12. Furthermore, this Letter does not contain all matters upon which agreement must be reached for the Joint Venture Agreement to be executed and delivered. A binding commitment with respect to the proposed transactions will result only upon the execution and delivery of the Joint Venture Agreement. Unless mutually extended by the parties in writing or as expressly provided in Section 1(c) of this Letter, the provisions of this Letter relating to the Joint Venture Agreement shall terminate upon the earlier of (a) the execution and delivery of the Joint Venture Agreement and (b) the close of business on the 15th day after the date of the Completion Notice. Upon termination of this Letter for any reason permitted hereunder, the parties hereto shall have no further obligations hereunder, other than their obligations under Section 11.

14.                                 Additional Expansion. TEPPCO and Enterprise agree to complete the construction of any additional expansion to the Jonah Gas Gathering System (as expanded pursuant to the Jonah Expansion contemplated herein) pursuant to the same general terms and conditions as TEPPCO and Enterprise have agreed to complete the Jonah Expansion as set forth in this Letter and as may be further specified in the Joint Venture Agreement. The failure of Enterprise to subscribe for the financing for any such additional expansion, or the failure of TEPPCO and Enterprise to enter into a related joint venture agreement (whether through an amendment to the Joint Venture Agreement or otherwise), shall be subject to the indemnification provisions of this Letter set forth in Section 3 of this Letter and the arbitration provisions set forth in Section 10 of this Letter.

Please execute this Letter in the space provided below to confirm our mutual understandings and agreements as set forth in this Letter and return signed copy to the undersigned.

[Signature page follows]

TEPPCO PARTNERS, L.P.

By:	Texas Eastern Products Pipeline Company, LLC, as general partner

By:	/s/ LEE W. MARSHALL, SR.
Lee W. Marshall, Sr., Chairman

Confirmed and accepted as of
February 13, 2006

ENTERPRISE PRODUCTS OPERATING L.P.

By:	Enterprise Products OLPGP, Inc. as general partner

By:	/s/ A. J. TEAGUE
Executive Vice President